UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2018

SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 Madison Avenue, 4th Floor

New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 438-4353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note:

You should read this Second Amended Form 8-K with the First Amended Form 8-K and Original Form 8-K for information regarding the other items reported in the Original Form 8-K.

The Company filed a Current Report on Form 8-K dated March 12, 2018 (the “Original Form 8-K”), to report, among other items, the decision of the Company’s Audit Committee to replace the Company’s independent registered public accountants in Item 4.01 thereof. The Original Form 8-K was amended by filing the first amendment on Form 8-K/A dated April 2, 2018 (the “First Amended Form 8-K”), which amended and restated the disclosures in Item 4.01 to include additional disclosures that were inadvertently omitted and to file the original letter received from KPMG Audit Limited on the disclosures in the Original Form 8-K as an exhibit thereto. This second amendment on Form 8-K/A is being filed solely to include KPMG Bermuda’s letter dated April 12, 2018 regarding the disclosures in the First Amendment Form 8-K, as Exhibit 16.1 hereto. You should read this Form 8-K/A together with the First Amended Form 8-K and Original Form 8-K for information regarding the other items reported in the Original Form 8-K as amended by the First Amended Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K/A:

Exhibit No.	Description

16.1	Letter from KPMG Audit Limited dated April 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Dated: April 13, 2018

	By:	/s/ Angelos M. Stergiou, M.D., Sc.D. h.c.
Angelos M. Stergiou, M.D., Sc.D. h.c.
President and Chief Executive Officer